Exhibit 99.1

Alaska Communications Systems Reports Strong Third Quarter 2014 Results

-Grew Total Service and Other Revenue 6.7% year over year-
-Increased Total Broadband Revenue 10.3% year over year-
-Improved Adjusted EBITDA Margins Sequentially to 31.9%-
-Increased 2014 Guidance for Revenue and Adjusted EBITDA-
-Won State of Alaska Five-year Contract for Statewide Broadband Services-

ANCHORAGE, Alaska--(BUSINESS WIRE)--November 5, 2014--Alaska Communications Systems Group, Inc. (“ACS”, “the Company”, “Alaska Communications”) (NASDAQ: ALSK) today reported financial results for its third quarter ended September 30, 2014.

“Our emphasis on broadband solutions has delivered another quarter of broadband revenue growth, with continued industry leading top-line performance for the third quarter of 2014. Combined with exceptional operations and cost controls, we have expanded Adjusted EBITDA margins, all while managing our free cash flow to deleverage our balance sheet.

“We have a growing market opportunity with a unique competitive dynamic that is enabling us to gain share in our target markets of business and wholesale services. As a particularly noteworthy example of taking share, after months of in-depth network capabilities and reliability reviews, we are honored the State of Alaska chose Alaska Communications to be its primary broadband provider for its statewide core network. Our experienced team continues to gain market share due to our deep understanding of the needs of Alaskan businesses matched with quality network solutions, packaging of IT Services, and superior attention to customer service.

“The investments we previously made in technology combined with our steady focus on process improvement enable us to improve customer service while we manage our expenses and improve margins.

“We are focused. Our broadband momentum continues. And, we are very excited about serving our community and shareholders for decades to come,” said Anand Vadapalli, president and CEO of Alaska Communications.

Third Quarter 2014 Highlights

  Total service and other revenue increased to $53.4 million, up 6.7% year over year.
    Total broadband revenue reached $17.3 million, up 10.3% year over year.
  Business and wholesale service:
    Revenue reached $28.0 million, up 11.6% year over year.
    Broadband revenues grew 8.8% year over year.
    Broadband business connections totaled 19,201, increasing 0.6% sequentially.
  Consumer service:
    Revenue grew to $10.4 million, increasing 2.1% year over year.
    Broadband revenues grew 13.2% year over year.
    Consumer broadband ARPU grew $1.67 or 3.2% sequentially.

Operational Improvements

  Successfully deployed an automated workforce management system to streamline future service delivery and enhance customer experience.
  Installed new inventory management structures in retail stores reducing wireless inventory balances by approximately 40%, or $2.5 million.

Third Quarter and Year to Date Consolidated Financial Results for the periods ended September 30, 2014

  Adjusted EBITDA was $23.5 million for the quarter and stands at $70.3 million year to date.
  Total operating revenue was $78.5 million for the quarter and stands at $237.4 million year to date.
  Free Cash Flow was $1.6 million for the quarter and stands at $12.8 million year to date.
  Deleveraging continues:
    Debt balances were $434.6 million at the end of the quarter.
    Debt repayments totaled $24.0 million year to date.
    Cash balances remain strong at $28.9 million.

Wayne Graham, ACS chief financial officer, said, “We expect to achieve continued broadband growth, which is reflected in our updated guidance. The incremental economics of adding this revenue to our mix should drive margin improvements going forward. We also remain committed to dedicating free cash flow to deleveraging the balance sheet. All of which is expected to improve value creation to our shareholders.”

2014 Guidance:

The Company updated guidance as follows:

  Increased revenue to approximately $315 million from approximately $310 million.
  Increased Adjusted EBITDA to approximately $92 million from approximately $90 million.
  Confirmed free cash flow of approximately $20 million.
  Confirmed the capital expenditures range of approximately $40 to $45 million which includes $4 to $5 million for a fiber build project with a strategic customer.

Conference Call

The Company will host a conference call and live webcast on Thursday, November 6, 2014 at 5:00 p.m. Eastern Time to discuss the results. The live webcast will include a slide presentation. Parties in the United States and Canada can access the call at 1-888-471-3830 and enter pass code 399324. All other parties can access the call at 1-719-457-2706.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until December 8, 2014 at 4:00 p.m. Eastern Time. To hear the replay, parties in the United States and Canada can call 1-888-203-1112 and enter pass code 1781788. All other parties can call 1-719-457-0820 and enter pass code 1781788.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is a leading provider of advanced broadband and managed service solutions for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data and voice network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit http://www.alaskacommunications.com or http://www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, in particular with regards to our liquidity and capital resources, we have disclosed certain non-GAAP financial information such as Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow, which management utilizes to assess performance and believes provides useful information to investors. The definition of these non-GAAP measures are on Schedules 4 and 5 to this press release. Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP. Other companies may not calculate non-GAAP measures in the same manner as ACS.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, Universal Service Fund changes, AWN’s financial and operational performance and the competitiveness of the wholesale plans it offers, adverse economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, and the effects of competition in our markets, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, and changes in accounting policies, which could result in an impact on earnings. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Operating revenues:
Operating revenues, non-affiliates	$76,683	$82,427	$232,031	$271,122
Operating revenues, affiliates *	1,782	1,414	5,323	1,535
Total operating revenues	78,465	83,841	237,354	272,657

Operating expenses:
Cost of services and sales, non-affiliates	31,416	33,078	91,274	105,412
Cost of services and sales, affiliates *	13,534	11,642	43,295	11,959
Selling, general & administrative	25,017	29,274	74,926	83,717
Depreciation and amortization	8,585	9,209	25,850	33,291
(Gain) loss on disposal of assets, net	(199)	(210,558)	612	(209,932)
Earnings from equity method investments	(11,556)	(8,082)	(29,247)	(8,061)

Total operating expenses	66,797	(135,437)	206,710	16,386

Operating income	11,668	219,278	30,644	256,271

Other income and (expense):
Interest expense	(8,615)	(9,785)	(26,144)	(29,970)
Loss on extinguishment of debt	-	(2,094)	-	(2,370)
Interest income	28	19	42	37
Other	-	-	-	(13)
Total other income and (expense)	(8,587)	(11,860)	(26,102)	(32,316)

Income before income tax expense	3,081	207,418	4,542	223,955

Income tax expense	(1,203)	(85,421)	(1,964)	(60,796)

Net income	$1,878	$121,997	$2,578	$163,159

Net income per share:
Net income applicable to common shares	$1,878	$121,997	$2,578	$163,159
Tax-effected expense attributable to convertible notes	-	1,485	-	4,409
Net income assuming dilution	$1,878	$123,482	$2,578	$167,568

Basic	$0.04	$2.59	$0.05	$3.50
Diluted	$0.04	$2.08	$0.05	$2.85

Weighted average shares outstanding:
Basic	49,498	47,159	49,265	46,592
Diluted	50,155	59,359	49,730	58,816
* Affiliate balances are related to activity with our equity method investees TekMate and AWN. The remaining interest in TekMate was purchased on January 31, 2014 at which time it became a wholly owned subsidiary.

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	September 30,	December 31,
Assets	2014	2013

Current assets:
Cash and cash equivalents	$28,851	$43,039
Restricted cash	467	467
Accounts receivable-trade, non-affiliates, net	38,116	34,066
Materials and supplies	9,591	10,131
Prepayments and other current assets	8,003	7,300
Deferred income taxes	6,694	7,144
Total current assets	91,722	102,147

Property, plant and equipment	1,357,660	1,344,949
Less: accumulated depreciation and amortization	(994,358)	(992,936)
Property, plant and equipment, net	363,302	352,013

Goodwill	5,986	4,650
Debt issuance costs	5,017	6,929
Deferred income taxes	11,606	14,107
Equity method investments	257,853	266,972
Other assets	349	502
Total assets	$735,835	$747,320

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$11,846	$14,256
Accounts payable, accrued and other current liabilities, non-affiliates	53,457	55,475
Accounts payable, accrued and other current liabilities, affiliates, net *	22,905	14,309
Advance billings and customer deposits	8,501	9,104
Total current liabilities	96,709	93,144

Long-term obligations, net of current portion	422,796	442,001
Other long-term liabilities	17,736	16,947
Deferred AWN capacity revenue, net of current portion	57,548	59,965
Total liabilities	594,789	612,057

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	495	487
Additional paid in capital	153,608	152,193
Accumulated deficit	(9,230)	(11,808)
Accumulated other comprehensive loss	(3,827)	(5,609)
Total stockholders' equity (deficit)	141,046	135,263

Total liabilities and stockholders' equity (deficit)	$735,835	$747,320
* Affiliate balances are related to activity with our equity method investees TekMate and AWN. The remaining interest in TekMate was purchased on January 31, 2014 at which time it became a wholly owned subsidiary.

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cash Flows from Operating Activities:
Net income	$1,878	$121,997	$2,578	$163,159
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	8,585	9,209	25,850	33,291
Gain on sale/contribution of asset to AWN	-	(210,873)	-	(210,873)
(Gain) loss on the disposal of assets	(199)	315	612	941
Gain on ineffective hedge adjustment	-	231	-	(785)
Amortization of debt issuance costs and debt discount	1,260	2,714	3,926	5,754
Amortization of ineffective hedge	362	1,082	1,276	1,948
Amortization of deferred AWN capacity revenue	(647)	(738)	(2,337)	(738)
Stock-based compensation	684	550	1,877	2,268
Deferred income tax expense (benefit)	961	84,823	1,708	60,198
Provision for uncollectible accounts	1,467	366	2,942	805
Earnings from equity method investments	(11,556)	(8,082)	(29,247)	(8,061)
Cash distribution from equity method investments	11,556	5,389	29,247	5,389
Other non-cash (income) expense, net	(226)	(20)	(384)	216
Changes in operating assets and liabilities	4,918	7,161	1,048	6,096
Net cash provided by operating activities	19,043	14,124	39,096	59,608

Cash Flows from Investing Activities:
Capital expenditures	(16,042)	(13,717)	(33,916)	(27,314)
Capitalized interest	(720)	(421)	(2,082)	(1,291)
Change in unsettled capital expenditures	3,114	553	(1,300)	(3,276)
Proceeds on sale of assets	136	2,812	136	4,747
Proceeds on sale/contribution of asset to AWN	-	100,000	-	100,000
Return of capital from equity investment	944	-	8,286	-
Non-cash acquisition, cash received	-	-	68	-
Net change in short-term investments	-	525	-	2,037
Change in unsettled acquisition costs	-	(3,345)	-	(3,345)
Net change in restricted accounts	-	3,345	-	3,393
Net cash (used) provided by investing activities	(12,568)	89,752	(28,808)	74,951

Cash Flows from Financing Activities:
Repayments of long-term debt	(5,280)	(67,001)	(24,022)	(97,382)
Debt issuance costs	-	(25)	-	(206)
Payment of withholding taxes on stock-based compensation	(3)	(2)	(586)	(632)
Proceeds from issuance of common stock	-	2	132	117
Net cash used by financing activities	(5,283)	(67,026)	(24,476)	(98,103)

Change in cash and cash equivalents	1,192	36,850	(14,188)	36,456

Cash and cash equivalents, beginning of period	27,659	16,445	43,039	16,839

Cash and cash equivalents, end of period	$28,851	$53,295	$28,851	$53,295

Supplemental Cash Flow Data:
Interest paid	$6,008	$6,818	$22,036	$25,201
Cash paid on extinguishment of hedging instrument	$-	$4,073	$-	$4,073
Income tax paid	$206	$-	$220	$-

Supplemental Non-cash Transactions:
Property acquired under capital leases	$346	$(19)	$390	$(17)
Additions to ARO asset	$17	$43	$306	$180
Exchange of debt with common stock	$-	$6,000	$-	$6,000
Non-cash acquisition purchase price, net of cash received	$-	$-	$1,850	$-

Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income	$1,878	$121,997	$2,578	$163,159
Add (subtract):
Interest expense	8,615	9,785	26,144	29,970
Loss on extinguishment of debt	-	2,094	-	2,370
Interest income	(28)	(19)	(42)	(37)
Depreciation and amortization	8,585	9,209	25,850	33,291
Loss on sale of short-term investments	-	-	-	13
(Gain) loss on disposal of assets	(199)	315	612	941
(Earnings) loss from equity method investment in TekMate	-	(18)	(12)	3
Earnings from equity method investment in AWN	(11,556)	(8,064)	(29,235)	(8,064)
Gain on sale/contribution of asset to AWN	-	(210,873)	-	(210,873)
AWN distributions received	12,500	5,389	37,500	5,389
AWN distributions received for the prior period	(4,167)	-	(4,167)	-
AWN distributions receivable within 12 days	4,167	4,167	4,167	4,167
Income tax expense	1,203	85,421	1,964	60,796
Stock-based compensation	684	550	1,877	2,268
Long-term cash incentives	587	152	1,572	482
Earthquake related expense	1,228	-	1,228	-
AWN transaction-related costs	28	4,702	240	5,974

Adjusted EBITDA	$23,525	$24,807	$70,276	$89,849

Revenue	78,465	83,841	237,354	272,657
CETC Revenue	(4,720)	(5,139)	(14,581)	(16,093)
Net Revenue	$73,745	$78,702	$222,773	$256,564

Adjusted EBITDA Margin	31.9%	31.5%	31.5%	35.0%

NonGAAP Measures:
In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

The Company has disclosed Adjusted EBITDA as net income before interest, loss on extinguishment of debt, depreciation and amortization, loss on the impairment of equity investments or other assets, loss on sale of short-term investments, gain or loss on asset purchases or disposals, earnings on equity method investments, provisions for taxes, transaction-related costs, stock-based compensation, and expenses under the company’s long term cash incentive plan (“LTCI”) including adjustments to TekMate purchase price based upon achieving earn out targets. LTCI expenses are considered part of an interim compensation structure to mitigate the dilutive impact of additional share issuances for executive compensation. Distributions from AWN are included in Adjusted EBITDA and Schedule 9 to these press release financials provides additional AWN related financial information. Additionally, in July 2014 an undersea cable serving Juneau, Alaska was impacted by a service disruption associated with an earthquake. The costs associated with restoration and repair of this facility is excluded from Adjusted EBITDA.

Due to the AWN structure, ACS receives certain high cost revenues ("CETC") which are reported in operating revenue, non-affiliates, and remits an equal amount to AWN as a component of our consideration for wholesale wireless services, which is reported in Cost of services and sales, affiliated. From a financial reporting perspective CETC grosses up our revenue and expense and has no impact on Adjusted EBITDA, but impacts our core margins. We therefore report Adjusted EBITDA Margin to exclude this impact.

Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Adjusted EBITDA	$23,525	$24,807	$70,276	$89,849

Less:
Capital spending
Incurred capital expenditures	(16,042)	(13,717)	(33,916)	(27,314)
Milestone billings for fiber build project for a carrier customer	2,000	-	2,000	-
AWN transaction-related capital costs, net change	-	-	-	(41)
Net capital spending	(14,042)	(13,717)	(31,916)	(27,355)

Amortization of AWN capacity revenue	(647)	(738)	(2,337)	(738)
Earthquake related expense	(1,228)	-	(1,228)	-
Cash interest expense	(6,008)	(6,818)	(22,036)	(25,201)

Free cash flow	$1,600	$3,534	$12,759	$36,555
NonGAAP Measures:
In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess recurring performance and believes provides useful information to investors regarding baseline operating results.

Free cash flow ("FCF") is defined as Adjusted EBITDA, less capital expenditures that create an obligation to pay (“incurred capital expenditures”), plus milestone billings for a fiber build project for a carrier customer, less AWN transaction-related capital costs, less amortization of AWN capacity revenue (which is a non cash revenue item), less earthquake related costs, less cash interest expense. Note that incurred capital spending includes the costs associated with a two year fiber build project with a strategic customer however we are adding back the cash we receive from the customer for the funding of that project to FCF. Accordingly, our capital spending will be elevated because of this project, but the project will be accretive to FCF by 2015.

Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE GROWTH
(Unaudited, In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Service revenue:	2014	2013	2014	2013
Business and wholesale customers
Voice	$5,666	$5,790	$16,948	$17,303
Broadband	10,962	10,080	32,658	29,509
IT Services	1,007	-	2,540	-
Other	1,800	1,926	5,256	5,969
Wholesale	8,544	7,267	24,723	22,319
Business and wholesale service revenue	27,979	25,063	82,125	75,100

Consumer customers
Voice	3,686	4,147	11,399	12,819
Broadband	6,336	5,596	18,441	16,443
Other	409	478	1,191	1,275
Consumer service revenue	10,431	10,221	31,031	30,537

Total service revenue	38,410	35,284	113,156	105,637
Growth in service revenue	8.9%		7.1%
Growth in broadband service revenue	10.3%		11.2%

Other revenue:
Equipment sales	1,310	516	3,421	1,451
Access	8,771	9,273	26,732	28,056
High cost support	4,922	4,984	18,271	13,558
Total service and other revenue	53,413	50,057	161,580	148,702
Growth in service and other revenue	6.7%		8.7%
Growth excluding equipment sales	5.2%		7.4%

Wireless revenue:
Business and consumer service revenue	16,413	17,673	50,598	53,607
Equipment sales	2,059	1,255	4,178	3,785
Other	1,213	1,441	4,010	3,591

AWN related:
Foreign roaming	-	5,594	-	40,029
Wireless backhaul	-	1,944	70	6,112
CETC	4,720	5,139	14,581	16,093
Amortization of deferred AWN capacity revenue	647	738	2,337	738
Total AWN related	5,367	13,415	16,988	62,972
Total wireless & AWN related revenue	25,052	33,784	75,774	123,955

Total revenue	$78,465	$83,841	$237,354	$272,657

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Voice:
Consumer access lines	45,177	46,740	50,722
Business access lines	79,563	80,172	80,071

Voice ARPU consumer	$26.73	$26.95	$26.81
Voice ARPU business	$23.65	$23.63	$24.04

Broadband:
Consumer connections	38,257	39,022	38,117
Business connections (2)	19,201	19,077	18,700

ARPU consumer	$54.18	$52.51	$48.63
ARPU business (1) (2)	$190.60	$194.96	$180.15

Wireless:
Postpaid connections	79,963	83,468	86,423
Lifeline connections	7,637	7,447	9,077
Prepaid connections	21,463	18,663	16,614
Total	109,063	109,578	112,114

Retail wireless ARPU	$50.10	$52.55	$52.08

Churn:

Voice connections	1.5%	1.9%	1.4%
Broadband connections (2)	2.6%	2.4%	2.3%
Wireless connections	2.9%	2.4%	3.2%

(1)	Business broadband ARPU was restated to reflect the movement of IT services revenue into a separate category.
(2)	How we calculate broadband connections has changed to exclude certain internal use circuits. Historical amounts have been restated to reflect appropriate comparisons period over period.

Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Long Term Debt
(Unaudited, In Thousands)

	September 30,	December 31,	September 30,
	2014	2013	2013
2010 senior credit facility term loan due 2016	$322,700	$345,900	$347,725
Debt discount - 2010 senior credit facility term loan due 2016	(1,155)	(1,687)	(1,838)
6.25% convertible notes due 2018	114,000	114,000	114,000
Debt discount - 6.25% convertible notes due 2018	(7,731)	(9,213)	(9,666)
Capital leases and other long-term obligations	6,828	7,257	7,426
	434,642	456,257	457,647
Less current portion	(11,846)	(14,256)	(12,865)
Long-term obligations, net of current portion	$422,796	$442,001	$444,782

Maturities

2014 (October 1 - December 31)	$286
2015 (January 1 - December 31)	15,422
2016 (January 1 - December 31)	308,792
2017 (January 1 - December 31)	510
2018 (January 1 - December 31)	114,292
2019 (January 1 - December 31)	283
Thereafter	3,943
	$443,528

Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Summary AWN information
(Unaudited, In Thousands)

Alaska Wireless Network, LLC
Stand Alone Selected Operating Results

		Q1 - 2014	Q2 - 2014	Q3 - 2014	YTD - 2014
Operating revenues		$63,037	$64,665	$70,424	$198,126

Operating expenses:
Cost of services and sales		19,119	18,880	18,049	56,048
Selling, general & administrative		5,954	5,898	5,337	17,189
Depreciation and amortization		10,995	10,644	11,097	32,736

Total operating expenses		36,068	35,422	34,483	105,973

Operating income		26,969	29,243	35,941	92,153

Other income and (expense)		(92)	(88)	(94)	(274)

Net income		26,877	29,155	35,847	91,879

Plus:	Depreciation Expense	10,995	10,644	11,097	32,736
	Other, net	1,706	1,631	1,420	4,757
Minus:	Capital Spending	3,639	7,110	21,141	31,890
	Management Fee to GCI	1,438	1,372	1,089	3,899
Adjusted Free Cash Flow		$34,501	$32,948	$26,134	$93,583

Distributions paid to ACS:		12,500	12,500	12,500	37,500

Distributions to ACS as a proportion of FCF:		36.2%	37.9%	47.8%	40.1%

The above information reflects summary unaudited financial performance of AWN, which Alaska Communication owns a 33.3% ownership interest. Certain additional summary information is included in our Form 10-Q and 10-K filings.

Wholesale Margin:
		Q1 - 2014	Q2 - 2014	Q3 - 2014	YTD - 2014
Wireless business and consumer service revenue		$17,056	$17,129	$16,413	$50,598

AWN wholesale charges *		$11,905	$12,750	$11,210	$35,865
Handset subsidy support *		(2,664)	(3,095)	(2,256)	(8,015)
Equipment subsidy		3,127	3,358	1,875	8,360
Other *		235	830	(141)	924
Total		$12,603	$13,843	$10,688	$37,134

Wholesale Margin		$4,453	$3,286	$5,725	$13,464	27%

* Balances are included under the caption Cost of services and sales, affiliates on the consolidated statement of operations. Excluded from the balances above is CETC, for which we pay an equivalent amount to AWN.

Key AWN Results included in the ACS Consolidated Income Statement:
		Q1 - 2014	Q2 - 2014	Q3 - 2014	YTD - 2014
AWN net income		$26,877	$29,155	$35,847	$91,879
Adjusted for step-up in GCI assets		(1,345)	(1,650)	(1,180)	(4,175)
AWN stepped-up earnings		$25,532	$27,505	$34,667	$87,704

ACS ownership percentage of AWN		33.33%	33.33%	33.33%	33.33%

"Adjusted for step-up"(B) reflects the step up in basis on the GCI contributed assets to AWN and associated higher depreciation expense that ACS is required to incorporate in its consolidated financial statements.

Earnings on equity method investment in AWN		$8,511	$9,168	$11,556	$29,235

AWN's stepped up net income is used to calculate the equity in earnings at ACS' 1/3 ownership percentage.

Key AWN Results Included in the ACS Non GAAP financial measures:
		Q1 - 2014	Q2 - 2014	Q3 - 2014	YTD - 2014
Cash distributions received during the quarter		$12,500	$12,500	$12,500	$37,500

Less:	Distributions received during the quarter related to the previous period	(4,167)	(4,167)	(4,167)	(4,167)
Plus:	Distributions received within 14 business days of quarter-end	4,167	4,167	4,167	4,167
	Amortization of deferred AWN capacity revenue	841	849	647	2,337
Equals	AWN impact to Adjusted EBITDA	$13,341	$13,349	$13,147	$39,837

Less:	Amortization of deferred AWN capacity revenue	841	849	647	2,337
Equals	AWN impact to Free Cash Flow	$12,500	$12,500	$12,500	$37,500

In our non-GAAP reporting of Adjusted EBITDA, ACS is using our Senior Credit Agreement definition, as amended, for the AWN distribution, which is distributions received or eligible to be received within 14 business days.

CONTACT:
Alaska Communications Systems Group, Inc.
Tiffany Dunn
Manager, Board and Investor Relations
907-297-3103
investors@acsalaska.com